Exhibit 10.16
                                    Sublease

                                    Section I

         This Sublease is by and between SIERRA HEALTH SERVICES, INC. (herein "Sublessor") and CALIFORNIA INDEMNITY INSURANCE COMPANY, a subsidiary of Sublessor (herein "Sublessee"). Sublessor is the Tenant under that Lease Agreement set out as Attachment 1 to this Sublease (herein the "Master Lease").

                                   Section II

         Sublessor hereby Subleases to Sublessee the office space consisting of a portion of the 5th and 6th floors, as highlighted on Exhibit A attached and made a part of this Sublease, of the building known as 2716 North Tenaya Way (herein the "Building") and at the same address in the City of Las Vegas, State of Nevada, referred to below as the Premises.

         This Sublease is subject to the provisions of the Master Lease and in case of any conflict with the applicable terms of the Master Lease, the terms of the Master Lease shall prevail. The Term of this Sublease may not extend beyond the Term of the Master Lease. This Sublease shall not affect or reduce any obligation of the Sublessor as Tenant under the Master Lease or any rights of the Landlord under the Master Lease. Sublessor may not mortgage or pledge any right under this Sublease except as expressly permitted under the Master Lease. Sublessor shall deliver a conformed copy hereof to the Landlord and Lender as defined under the Master Lease within 10 days after its execution.

                                   Section III

                                      Term

         The Premises are Subleased for a term to commence January 1, 2001, and to end at 11:59 p.m. Las Vegas local time on December 31, 2001, or on such earlier date as this Sublease may terminate as provided below, except that, if any such date falls on a Sunday or a holiday, then this Sublease shall end at 11:59 p.m. Las Vegas, Nevada, local time on the business day next preceding the mentioned date. Unless Subleases shall notify Sublessor in writing otherwise on or before December 1st of the original or extended term of the Sublease, this Sublease including all its terms, provisions and covenants will be automatically extended for an additional period of 1 year, provided, this Sublease may not be extended longer than the Term permitted under the Master Lease.

                                   Section IV

                                      Rent

         The total rent is the sum of Two Dollars and Thirty-Nine Cents ($2.39) per rentable square foot per month, which sum is payable, in advance, on the first day of each calendar month during the initial term and if the Sublease is extended pursuant to the provisions of Section III, the rent for the extended term shall be as set forth in Section XXX.

                                    Section V

                                Use and Occupancy

         Sublessee shall use and occupy the Premises as a business office to conduct its affairs as an insurer and for general office purposes and for no other purpose. Sublessor represents that the Subleased property may lawfully be used for such purpose.

                                   Section VI

                            Place for Payment of Rent

         Sublessee shall pay rent, and any additional rent as provided below, to Sublessor at Sublessor's stated address, or at such other place as Sublessor may designate in writing, without demand and without counterclaim, deduction, or setoff.

                                   Section VII

                           Care and Repair of Premises

         (a) Sublessee shall commit no act of waste and shall take good care of the Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, conform to all laws, orders and regulations of the federal, state, and municipal governments or any of their departments. Sublessor shall make all necessary repairs to the Premises, except where the repair has been made necessary by misuse or neglect by Sublessee or Sublessee's agents, servants, visitors or licensees. All improvements made by Sublessee to the Premises which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of Sublessor on installation.

         (b) Not later than the last day of the term, Sublessee shall, at Sublessee's expense, remove all of Sublessee's personal property and those improvements made by Sublessee that have not become the property of Sublessor, including trade fixtures, cabinet work, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal the property and improvements; and surrender the Premises in as good condition as they were at the beginning of the term, reasonable wear, and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Sublessee or Sublessee's agents, servants, visitors or licensees, excepted. All property of Sublessee remaining on the Premises after the last day of the term of this Sublease shall be conclusively deemed abandoned and may be removed by Sublessor, and Sublessee shall reimburse Sublessor for the costs of such removal. Sublessor may have any such property stored at Sublessee's risk and expense.

                                  Section VIII

                     Alternations, Additions or Improvements

         Sublessee shall not, without first obtaining the written consent of Sublessor, make any alterations, additions or improvements in, to or about the Premises.

                                   Section IX

         Prohibition Against Activities Increasing Fire Insurance Rates

         Sublessee shall not do or suffer anything to be done on the Premises that will cause an increase in the rate of fire insurance on the building.

                                    Section X

                     Accumulation of Waste or Refuse Matter

         Sublessee shall not permit the accumulation of waste or refuse matter on the Subleased Premises or anywhere in or near the building.

                                   Section XI

                                   Abandonment

         Sublessee shall not, without first obtaining the written consent of Sublessor, abandon the Premises, or allow the Premises to become vacant or deserted.

                                   Section XII

                             Assignment or Sublease

         Sublessee shall not, without first obtaining the written consent of Sublessor, assign, mortgage, pledge or encumber this Sublease, in whole or in part, or sublet the Premises or any part of such Premises or any part thereof. This covenant shall be binding on the legal representatives of Sublessee, and on every person to whom Sublessee's interest under this Sublease passes by operation of law, but shall not apply to an assignment or subletting to the parent or subsidiary of a corporate Sublessee or to a transfer to the Subleasehold interest occasioned by a consolidation or merger involving such Sublessee.

                                  Section XIII

                      Compliance with Rules and Regulations

         Sublessee shall observe and comply with the rules and regulations set forth below, which are made part of this agreement, and with such further reasonable rules and regulations as Sublessor may prescribe, on written notice to Sublessee, for the safety, care, and cleanliness of the building and the comfort, quiet, and convenience of other occupants of the building.

                                   Section XIV

                                Elevator Service

         Sublessor shall furnish passenger elevator service on business days, and on other days subject to the security of the Premises.

                                   Section XV

                             Services and Utilities

          Provided that Sublessee is not in default hereunder, Sublessor agrees to furnish to the premises during reasonable hours of generally recognized business days, to be determined by Sublessor at its reasonable discretion, and subject to the rules and regulations of the Building of which the Premises are a part, electricity for normal lighting and fractional horsepower office machines, heat and air conditioning , landscape maintenance, required for the comfortable use and occupation of the Premises, and janitorial service. Sublessor shall also maintain and keep lighted common stairs, common entries and toilet rooms in the Building of which the Premises are a part. Sublessor shall not be liable for, and Sublessee shall not be entitled to, any reduction of rental by reason of Sublessor's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause similar or dissimilar, beyond the reasonable control of Sublessor. The costs of any such meters and of installation maintenance and repair thereof shall be paid for by the Sublessee and Sublessee agrees to pay to Sublessor promptly upon demand therefor by Sublessor for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, such excess cost for such water and electric current will be established by an estimate made by a utility company or electrical engineer.

                                   Section XVI

                                    Insurance

         (a) Sublessor shall maintain property coverage insurance on the Building Shell and appurtenant structures in such amounts as Sublessor and any Mortgagees may deem necessary or appropriate. Such insurance shall be maintained at the expense of Sublessor (as a part of Operating Expenses), and payments for losses thereunder shall be made solely to Sublessor or the Mortgagees as their respective interests shall appear. Sublessee shall obtain and keep in force at all times during the Sublease Term, a policy or policies of insurance covering loss or damage to all of the improvements, betterments, income and business contents located within the Premises other than the in the amount of the full replacement value thereof as ascertained by the Sublessee's insurance carrier, as the same may exist from time to time, against all perils normally covered in an "all risk" policy (including the perils of flood and surface waters), as such term is used in the insurance industry; provided however, that Sublessee shall have no obligation to insure against earthquake.

         (b) Sublessee shall, at Sublessee's expense maintain a policy of Commercial General Liability Insurance insuring Sublessor and Sublessee against liability arising out of the ownership, use, occupancy or maintenance of the Premises. The initial amount of such insurance shall be at least One Million Dollars ($1,000,000), and shall be subject to periodic increase upon reasonable demand by Sublessor based upon inflation, increased liability awards, recommendation of professional insurance advisors, and other relevant factors. However, the limits of such insurance shall not limited Sublessee's liability or relieve Sublessee of any obligation hereunder. Sublessor shall be named as an additional insured on said policies and the policies shall contain the following provision: "Such insurance as afforded by this policy for the benefit of Sublessor shall be primary as respects any claims, losses or liabilities arising out the use of Premises by the Sublessee or by Sublessee's operation and any insurance carried by Sublessor shall be excess and non-contributing." The policy shall insure Sublessee's performance of the indemnity provisions of this Sublease.

         (c) Insurance required to be maintained by Sublessee hereunder shall be in companies holding a "General Policyholders' Rating" of A or better and a "financial rating" of 10 or better, as set forth in the most current issue of "Best's Insurance Guide." Sublessee shall promptly deliver to Sublessor, within thirty (30) days of the Commencement Date, original certificates evidencing the existence and amounts of such insurance. No such policy shall be cancelable or subject to reduction of coverage excepts after sixty (60) days prior written notice to Sublessor. Sublessee shall, within thirty (30) days prior to the expiration, cancellation or reduction of such policies, furnish Sublessor with renewals or "binders" thereof. Sublessee shall not do or permit to be done anything which shall invalidate the insurance policies required under this Sublease.

         (d) Sublessee and Sublessor shall obtain from the issuer of the insurance policy referred to in subsection (a) a waiver of subrogation provision in said policies and Sublessee and Sublessor hereby re Sublease and relieve, and waives any and all rights of recovery against Sublessor or Sublessee, or against the employees, officers, agents and representatives of Sublessor or Sublessee, for loss or damage arising out of or incident to the perils insured against under this subsection (a) which perils occur in, on or about the Premises or the Building, whether due to the negligence of Sublessor or Sublessee or their agents, employees, contractors or invitees. The extent of any waiver of subrogation by Sublessee or Sublessor in this subsection (d) is limited to the extent o insurance carried by Sublessor and Sublessee pursuant to subsection (a) of this Sublease.

         (e) Sublessor presently purchases insurance in which the Sublessor and the Sublessee, as a wholly owned subsidiary of Sublessor, is also a named insured. Unless Sublessee shall receive notice from Sublessor to obtain independent insurance, the insurance the Sublessor so purchases shall be deemed sufficient to satisfy the requirements under this Sublease and Subsection (a) through (d) of this Section shall not apply.

                                  Section XVII

                                                                 Property Taxes

         Sublessee shall pay or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all Sublessee's Subleasehold improvements, equipment, furniture, fixtures and personal property located in the Premises, except that which has been paid for by Sublessor, and is the standard of the Building. In the event any or all of the Sublessee's Subleasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building, Sublessee shall pay to Sublessor its share of such taxes within ten (10) days after delivery to Sublessee by Sublessor of a statement in writing setting forth the amount of such taxes applicable to Sublessee's property.

                                  Section XVIII

                                 Quiet Enjoyment

         Sublessor covenants that if, and so long as, Sublessee pays the rent, and any additional rent as provided, and performs the covenants of this Sublease, Sublessee shall peaceably and quietly have, hold, and enjoy the Premises for the term mentioned, subject to the provisions of this Sublease.

                                       XIX

                         Effect of Other Representations

         No representations or promises shall be binding on the parties to this agreement except those representations and promises contained or in some future writing signed by the party making such representations or promises.

                                   Section XX

                            Casualty to the Premises

         If the Premises or any part thereof suffers a Casualty (as defined in the Master Lease), Sublessee shall give prompt written notice thereof to the Sublessor and such notice shall contain the information required under Section
3.2 of the Master Lease. Such notice shall not be required is there is a Casualty to the Building as a whole and not just to the Premises. If the Casualty is a (i) Major Casualty (as defined in the Master Lease) or (ii) is a Casualty relating only to the Premises and the Restoration Cost (as defined in the Master Lease) related to the Premises exceeds 50% of the Stipulated Loss Value as defined in the Master Lease multiplied by a fraction of the total rental square feet leased pursuant to the Master Lease to the total rental square feet subleased under this Sublease, then Sublessee may give notice of its intention to terminate this Sublease on the Lease Termination Date as defined in the Master Lease which shall include, as appropriate the certificate and documentation required under Section 3.2(c) of the Master Lease as it related to this Sublease.

                                   Section XXI

                                   Restoration

If the Sublessor is required under Section 3.5 of the Master Lease to restore the Master Lease Premises (as therein defined), and Sublessee has not given notice to terminate this Sublease, as permitted hereunder, Sublessee shall cooperate with Sublessor in such restoration and shall pay to Sublessor a portion of any costs that Sublessor must bear out of its own funds (as set forth in Section 3.5 (c) of the Master Lease allocated on the basis of the rentable square feet subleased under this Sublease to the total rentable square feet leased under the Master Lease.

                                  Section XXII

                                 Eminent Domain

         If there is a Condemnation (as defined in the Master Lease) of Premises or any part of the Premises or any estate in the Premises, or any other part of the building materially affecting Sublessee's use of the Premises, Sublessee shall give Sublessor a notice of such Condemnation. If the Condemnation is Total Condemnation (as defined in the Master Lease), this Sublease shall terminate on the Lease Termination Date (as defined in the Master Lease) after receipt of the notice by the Sublessor. If the Condemnation is a Major Condemnation (as defined in the Master Lease), Sublessee shall not later than thirty days after such Major Condemnation, give notice of its intention to terminate this Sublease on the first Payment Date which occurs not less than 120 nor more than 150 days after delivery of such notice. Sublessee shall not be entitled to any part of the award for any Condemnation or any payment in lieu of such payment, but Sublessee may file a claim for any taking of fixtures and improvements owned by Sublessee, and for moving expenses.

                                  Section XXIII

                         Sublessor's Remedies on Default

         If Sublessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions of this agreement, Sublessor may give Sublessee notice of such default and if Sublessee does not cure any rent, or additional rent, default within 15 days, or other default within 30 days, after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Sublessee does not commence such curing within such 30 days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Sublessor may terminate this Sublease on not less than 15 days' notice to Sublessee. On the date specified in the notice the term of this Sublease shall terminate and Sublessee shall then quit and surrender the Premises to Sublessor. If this Sublease shall have been so terminated by Sublessor, Sublessor may at any time thereafter resume possession of the Premises by any lawful means and remove Sublessee or other occupants and their effects.

                                  Section XXIV

                                   Deficiency

         In any case where Sublessor has recovered possession of the Premises by reason of Sublessee's default, Sublessor may, at Sublessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining Premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part of the Premises as agent of Sublessee or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Sublease, at Sublessor's option , and receive the rent therefore. Rent so received shall be applied first to the payment of such expenses as Sublessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining Premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney fees, and then to the payment of damages in amounts equal to the rent under this agreement and to the costs and expenses of performance of the other covenants of Sublessee as provided. Sublessee agrees, in any such case, whether or not Sublessor has relet, to pay to Sublessor damages equal to the rent and other sums agreed to be paid by Sublessee, less the net proceeds of the reletting, if any, and the damages shall be payable by Sublessee on the several rent days above specified. In reletting the Premises, Sublessor may grant rent concessions, and Sublessee shall not be credited with such concession. No such reletting shall constitute a surrender and acceptance or be deemed evidence of a surrender and acceptance. If Sublessor elects, pursuant to this agreement, actually to occupy and use the Premises or any part of the Premises during any part of the balance of the term as originally fixed or since extended, there shall be allowed against Sublessee's obligation for rent or damages as defined, during the period of Sublessor's occupancy, the reasonable value of such occupancy, not to exceed in any event the rent reserved and such occupancy shall not be construed as a relief of Sublessee's liability under this agreement.

         Sublessee waives all right of redemption to which Sublessee or any person claiming under Sublessee might be entitled by any law no or hereafter in force. Sublessor's remedies under this agreement are in addition to any remedy allowed by law.

                                   Section XXV

        Effect of Failure To Insist on Strict Compliance with Conditions

         The failure of either party to insist on strict performance of any covenant or condition of this agreement, or to exercise any option contained, shall not be construed as a waiver of such covenant, condition, or option in any other instance. This Sublease cannot be changed or terminated orally.

                                  Section XXVI

                      Collection of Rent from any Occupant

         If the Premises are sublet or occupied by anyone other than Sublessee and Sublessee is in default under this agreement, or if this Sublease is assigned by Sublessee, Sublessor may collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent reserved. No such collection shall be deemed a waiver of the covenant against assignment and subletting, or the acceptance of such assignee, subtenant, or occupant as Sublessee, or a re Sublease of Sublessee from further performance of the covenants contained.

                                  Section XXVII

                            Subordination of Sublease

         Sublessee accepts this Sublease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, upon the Building as a whole, and to any renewals, refinancing and extensions thereof, but Sublessee agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Sublease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Sublessor is hereby irrevocably vested with full power and authority to subordinate this Sublease to any mortgage, deed of trust or other lien now existing or hereinafter placed upon the Premises or the Building as a whole, and Sublessee agrees upon demand to execute such further instruments subordinating this Sublease or attorning to the holder of any such liens as Sublessor may request. In the event that Sublessee should fail to execute any such instrument promptly as requested, Sublessee hereby irrevocably constitutes Sublessor as its attorney-in-fact to execute such instrument in Sublessee's name, place and stead, it being agreed that such power is one coupled with an interest.

                                 Section XXVIII

                        Sublessee's Estoppel Certificate

Sublessee shall from time to time, on not less than 30 days' prior written request by Sublessor, execute, acknowledge, and deliver to Sublessor a written estoppel certificate certifying that the Sublease is unmodified and in full force and effect, or that the Sublease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and other charges have been paid; and, whether or not to the best of Sublessee's knowledge Sublessor is in default under this Sublease and, if so, specifying the nature of the default.

                                  Section XXIX

                  Sublessor's Right to Cure Sublessee's Breach

         If Sublessee breaches any covenant or condition of this Sublease, Sublessor may, on reasonable notice to Sublessee (except that no notice need be given in case of emergency), cure such breach at the expense of Sublessee and the reasonable amount of all expenses, including attorney fees, incurred by Sublessor in so doing (whether paid by Sublessor or not) shall be deemed additional rent payable on demand.

                                   Section XXX

                                Rental Adjustment

         (a) The annual rental in the year beginning January 1, 2002, if this Sublease shall be extended in accordance with its terms and in each of the years of this Sublease if further extended thereafter shall be increased or decreased by the amount Sublessor's actual per square foot (I) Rent as adjusted for such year in the Master Lease and (II) costs of operating and maintaining the Building have increased or decreased in the immediately preceding Sublease year over the preceding Sublease year.

         (b) Within sixty days after the last day of each Sublease year, commencing with the last day of the first Sublease year, Sublessor will furnish to Sublessee a written statement of the total cost of operating and maintaining the building for each of the prior Sublease year. Such total costs for each such preceding year shall be divided by the total rentable area in the building, and the resulting quotient shall be the square foot cost of operating and maintaining the building for the year.

         (c) The words "actual per square foot cost of maintaining and operating the building" as used in this section, shall mean the total of all amounts actually expended in a Sublease year by Sublessor in operating and maintaining the building (including, but not by way of limitation, the amounts expended for electricity, heat, taxes, and insurance premiums, excluding depreciation) divided by the total number of square feet of rental space in the office building.

         (d) Until receipt of such statements pertaining to cost in any Sublease year, commencing with the second Sublease year, Sublessee shall continue to pay the monthly installment of rental paid by Sublessee during the prior Sublease year. Commencing with the first day of the calendar month immediately following receipt of such statement, Sublessee shall pay monthly rental installments based upon the newly determined annual rent. Within fifteen days after receipt of the statement, Sublessee shall pay to Sublessor any additional rental due for the previous month or months of the then current Sublease year resulting from the increase in the annual rental rates. Any credit due to Sublessee as a result of the decrease of the annual rental shall be credited by Sublessor upon Sublessee's monthly rental installment due on the first day of the month immediately following the delivery of such certified statement by Sublessor to Sublessee.

                                  Section XXXI

                                     Notices

         Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by registered or certified mail in an addressed postpaid envelope; if to Sublessee, at the Building; if to Sublessor the Building; or, to either, at such other address as Sublessee or Sublessor, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, on delivery, and if mailed, on the 3rd day after the mailing of such notice.

                                  Section XXXII

             Sublessor's Right to Inspection Repair, and Maintenance

         Sublessor may enter the Premises at any reasonable time, on adequate notice to Sublessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacements, or additions in, to on and about the Premises or the building, as Sublessor deems necessary or desirable. Sublessee shall have no claim or cause of action against Sublessor by reason of such entry except as provided in Section XXXIII of the agreement.

                                 Section XXXIII

                         Interruption of Services or Use

         Interruption or curtailment of any service maintained in the building, if caused by strikes, mechanical difficulties, or any causes beyond Sublessor's control whether similar or dissimilar to those enumerated, shall not entitle Sublessee to any claim against Sublessor or to any abatement in rent, and shall not constitute constructive or partial eviction, unless Sublessor fails to take such measures as may be reasonable in the circumstances to restore the service without undue delay. If the Premises are rendered untenantable in whole or in part, for a period of 15 business days, by the making of repairs, replacements, or additions, other than those made with Sublessee's consent or caused by misuse or neglect by Sublessee or Sublessee's agents, servants, visitors, or licensees, there shall be a proportionate abatement of rent during the period of such untenantability.

                                  Section XXXIV

                       Conditions of Sublessor's Liability

         Sublessee shall not be entitled to claim a constructive eviction from the Premises unless Sublessee shall have first notified Sublessor in writing of the condition or conditions giving rise to such eviction, and, if the complaints be justified, unless Sublessor shall have failed within a reasonable time after receipt of such notice to remedy such conditions.

                                  Section XXXV

                    Binding Effect on Successors and Assigns

         The provisions of this Sublease shall apply to, bind, and insure to the benefit of Sublessor and Sublessee, and their respective heirs, successors, legal representatives, and assigns. It shall be deemed without further agreement that the purchaser or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Sublessor under this agreement.

                                  Section XXXVI

                                Section Headings

         The Section headings in this Sublease are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Sublease or any of its provisions.

         This Sublease is entered into to be effective January 1, 2001

SUBLESSOR
Sierra Heath Services, Inc.

By_______________s/____________                      Dated: January 25, 2001
         Name:    William R. Godfrey
         Title:   Executive Vice President
                  Administrative Services

SUBLESSEE

California Indemnity Insurance Company

By___________s/________________                      Dated: January  25, 2001
         Name: Kathleen M. Marlon
         Title:   Chairman, President and Chief Executive Officer




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